SCHEDULE 14A
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                           UNITED RETAIL GROUP, INC.
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


April 14, 2005


Dear Shareholder:

We recently reported our financial results for fiscal 2004. These and more recent results underscore that the ambitious repositioning strategy we put in place is being received favorably by the customers. Specifically, in 2004, United Retail generated comparable store sales growth, increased sales per square foot, raised the number of transactions per average store and increased overall sales in a competitive environment. These improvements are building the AVENUE brand for the benefit of our company, our customers and our shareholders.

We remain focused on executing the plan that we put in place a year ago. It translates into increasing the value of our shares. Indeed, over the last 6 months, our share price has nearly doubled. It tripled over the past two years.

The positive momentum we created in 2004 appears to be continuing into 2005. More specifically:

     o In February 2005, comparable store sales rose by 13%, net sales increased by 11%, and transactions per average store grew by 25% over February 2004.
     o In March, comparable store sales for the month rose 9%, net sales increased 7% and transactions per average store increasing 21%.

The solid sales figures for the first two months of fiscal 2005 mark seven consecutive months of positive comparable store sales and double digit transaction growth.

Also, sound progress is being made in our online sales. March 2005 sales at www.avenue.com increased 87% over the prior March. Internet sales have increased 75% over the last seven months as measured against the comparable period a year ago. Online selling is a profitable channel. We are committed to developing this business even further.

While the recent numbers are good, I'd like to add a qualitative perspective. The steady transaction growth along with growth emanating from a broad range of categories are strong indications of customer acceptance. We are achieving this with fewer stores than last year. I am also pleased with the heightened positive energy in the business. The kind of energy that comes from success; that builds more success. We do not manage numbers. We manage ideas, thoughts, time, processes, actions, relationships and directions.

"Do things right - the right numbers follow." Now, the customer is responding.

There is a clear momentum in the business. The key to sustaining this momentum is continuity. We must stay focused on implementing the strategy, minding the details and managing execution!

To the Shareholders
April 14, 2005
Page 2

In last year's annual report, we shared with you a strategy to fundamentally transform our business. It is made up of several elements:

         o transforming our product assortment to clearly differentiate our offering;

         o shifting product focus from generic products to added value items and coordinated outfits;

         o investing in our design team's capabilities and aligning them with our merchandising strategies;

         o introducing fashion and attitude focused marketing to replace a price value emphasis;

         o   upgrading store presentation;

         o improving our customer relationship processes and capabilities to customize communications with our various customer segments; and

         o   enhancing the shopping experience at www.avenue.com.

         The key characteristic of our strategy from a financial standpoint is that it relies heavily on intellectual investment, not financial capital. Consider the following:

         o our fleet of stores is well appointed and visually appealing with few exceptions

         o we have the critical mass of stores necessary to leverage expenses successfully

         o our national distribution center is modern, well equipped and tightly engineered

         o   our MIS are sound, scalable platforms

         o we have a responsive and capable global chain of supply with long standing vendor relationships

         o for a proprietary credit card, we have a reliable, long standing relationship with a leader in the field

Our industry is competitive and the bar is rising. Nurturing a new concept takes time and patience - to see a sustainable and meaningful change in direction. The changes we embarked upon were delicate and deliberate. They called for intense work. We are encouraged by the progress made. We also recognize that there is still much work to be done.

By staying the course we have set, we will continue to improve our product mix and financial performance and grow the AVENUE brand. This should translate into even higher value for our shareholders. Our management understands this well. As a group, they own more than a 20% stake in our business.

Thank you for your continued confidence and support.

Sincerely yours,

Raphael

Raphael Benaroya
Chairman, President and CEO

To the Shareholders
April 14, 2005
Page 3

Information Concerning Participants, Other Information and Where to Find It:

IN CONNECTION WITH THE 2005 ANNUAL MEETING (THE "ANNUAL MEETING") OF THE STOCKHOLDERS, UNITED RETAIL GROUP, INC. (THE "COMPANY") WILL FILE RELEVANT MATERIALS WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC"), INCLUDING A PRELIMINARY PROXY STATEMENT AND A DEFINITIVE PROXY STATEMENT. INVESTORS AND STOCKHOLDERS OF THE COMPANY ARE URGED TO CAREFULLY READ THESE MATERIALS (IF AND WHEN THEY BECOME AVAILABLE), AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THESE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION.

INVESTORS AND STOCKHOLDERS MAY OBTAIN THESE DOCUMENTS (AND ANY OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE ANNUAL MEETING) FREE OF CHARGE AT THE SEC'S WEBSITE AT WWW.SEC.GOV. IN ADDITION, THE DOCUMENTS FILED WITH THE SEC BY THE COMPANY MAY BE OBTAINED FREE OF CHARGE BY DIRECTING SUCH REQUESTS
TO: UNITED RETAIL GROUP, INC., ATTENTION: SECRETARY, 365 WEST PASSAIC STREET, ROCHELLE PARK, NJ 07662.

THE COMPANY, ITS EXECUTIVE OFFICERS AND ITS DIRECTORS MAY BE DEEMED TO BE PARTICIPANTS IN THE COMPANY'S SOLICITATION OF PROXIES FROM STOCKHOLDERS IN CONNECTION WITH THE 2005 ANNUAL MEETING OF STOCKHOLDERS. INFORMATION ABOUT THE EXECUTIVE OFFICERS AND DIRECTORS OF THE COMPANY AND THEIR OWNERSHIP OF THE COMPANY'S COMMON STOCK IS SET FORTH IN THE PROXY STATEMENT FOR THE COMPANY'S 2004 ANNUAL MEETING OF STOCKHOLDERS, WHICH WAS FILED WITH THE SEC ON APRIL 27, 2004 AND IS AVAILABLE AT THE SEC'S WEBSITE AT WWW.SEC.GOV.